Exhibit 3.2

       State of Delaware
             Secretary of State
       Division of Corporations
Delivered 03:44 PM 04/07/2009
  FILED 03:42 PM 04/07/2009
SRV 090340057 - 4673872 FILE

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

OF

SANOMEDICS INTERNATIONAL HOLDINGS, INC.

       It is hereby certified that:

       1. The name of corporation (hereinafter called the "Corporation") is SANOMEDICS INTERNATIONAL HOLDINGS, INC.

       2. The certificate of incorporation of the Corporation is hereby amended by deleting Article IV Section 4.1 thereof and by substituting in lieu of said Article FOUR Section 4.1 the following new Article IV Section 4.1:

"ARTICLE IV.  Section 4.1 CAPITAL STOCK. The total number of issued and outstanding shares of common stock of the corporation (5,100,000 shares) shall be decreased by way of a reverse stock split (the "Stock Split") in the amount of twenty five (25) shares of common stock for one (1) share of common stock. Any fractions of shares shall be rounded up. Following the effective date of the Stock Split the total issued and outstanding shares of common stock of the corporation shall be approximately 204,000. The record date for the Stock Split shall be April 15, 2009 with a payment date of approximately April 17, 2009. The Preferred Stock of the Corporation shall not be affected by the Stock Split.

The total number of shares of capital stock which the Corporation shall have the authority to issue is Two Hundred Fifty Million One Thousand (250,001,000), consisting of two classes of capital stock: (i) Two Hundred Fifty Million (250,000,000) shares of Common Stock, par value $0.001 per share (the "Common Stock"); and (ii) one thousand (1,000) shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock").

The remainder of Article IV shall remain in full force and effect.

       3. The amendment of the certificate of incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 141(f), 228 and 242 of the General Corporation Law of the State of Delaware.

Signed on April 1, 2009:

SANOMEDICS INTERNATIONAL HOLDINGS, INC. By: /s/ Keith Houlihan Name: Keith Houlihan, President and Sole Director

       State of Delaware
             Secretary of State
Division of Corporations
Delivered 06:42 PM 04/06/2009
FILED 03:37 PM 04/06/2009
SRV 090340057 - 4673872 FILE

STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A NON-DELAWARE CORPORATION
TO A DELAWARE CORPORATION
PURSUANT TO SECTION 265 OF THE
DELAWARE GENERAL CORPORATION LAW

1.) The jurisdiction where the Non-Delaware Corporation first formed is
IDAHO

2.) The jurisdiction immediately prior to filing this Certificate is Idaho   .

3.) The date the Non-Delaware Corporation first formed is October 14, 1955.

4.) The name of the Non-Delaware Corporation immediately prior to filing this Certificate is GRAND NIAGARA MINING AND DEVELOPMENT COMPANY.

5.) The name of the Corporation as set forth in the Certificate of Incorporation is SANOMEDICS INTERNATIONAL HOLDINGS, INC.

IN WITNESS WHEREOF, the undersigned being duly authorized to sign on behalf of the converting Non-Delaware Corporation have executed this Certificate on the 2nd day of April, A.D. 2009.

By:	/s/ Keith Houlihan

Name:	Keith Houlihan
Print or Type

Title:	President
Print or Type

       State of Delaware
             Secretary of State
Division of Corporations
Delivered 06:42 PM 04/06/2009
FILED 03:37 PM 04/06/2009
SRV 090340057 - 4673872 FILE

CERTIFICATE OF INCORPORATION
OF
SANOMEDICS INTERNATIONAL HOLDINGS, INC.

       THE UNDERSIGNED, being the sole incorporated and director of SANOMEDICS INTERNATIONAL HOLDINGS, INC. (the "Corporation"), in order to form a corporation for the purposes herein stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware (the "GCL") and to re-domicile the Corporation from the State of Idaho, does hereby certify as follows:

ARTICLE I

       1.1   Name.  The name of the Corporation is SANOMEDICS INTERNATIONAL HOLDINGS, INC.

ARTICLE II

       2.1    Registered Office and Agent.  The address of the registered office of he Corporation in the State of Delaware is 1811 Silverside Road, Wilmington, DE 19810 County of New Castle. The name of the registered agent at that address is Vcorp Services, LLC.

ARTICLE III

       3.1   Purpose.  The purpose of the Corporation is to engage in any lawful act or activity, without limitation, or which corporations may be organized under the GCL.

ARTICLE IV

       4.1   Capital Stock.  The total number of shares of capital stock which he Corporation shall have the authority to issue is Two Hundred Fifty Million One Thousand (250,001,000), consisting of two classes of capital stock: (i) Two Hundred Fifty Million (250,000,000) shares of Common Stock, par value $0.001 per share (the "Common Stock"); and (ii) one thousand (1,000) shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock").

       4.2   Designations, Preferences, etc.  The designations, preferences, powers, qualifications and special or relative rights or privileges of the capital stock of the Corporation shall be set forth below in ARTICLE V and ARTICLE VI.

ARTICLE V

       5.   Common Stock; Identical Rights.  Except as provided otherwise in this ARTICLE V or as required by law, all shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

       5.2   Dividends.  Subject to any preferential or other rights of the holders of any outstanding shares of Preferred Stock, the Board of Directors of the Corporation may cause dividends to be declared and paid on outstanding Common Stock out of funds legally available for the payment of dividends. When, as and if such dividends are declared by the Corporation's Board of Directors, whether payable in cash, property, or securities of the Corporation, the holders of Common Stock shall be entitled to share equally therein, in accordance with the number of Common Stock held by each such holder.

       5.3.   Liquidation Rights.  Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, after payment to all creditors of the Corporation of the full amounts to which they shall be entitled and subject to any preferential or other rights of the holders of any outstanding shares of Preferred Stock, the holders of all Common Stock shall be entitled to share ratably, in accordance with the number of Common  Stock held by each such holder, in all remaining assets of the Corporation, whether such assets are capital, surplus or earnings.  For the purposes of this Section 5.3, neither the consolidation nor merger of the Corporation with or into any other corporation or corporations, nor the sale, lease, exchange or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, shall be deemed to be a voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation.

       5.4    Except as otherwise required by law or provided below in this Section 5.4, and subject to the voting rights of the holders of any outstanding shares of Preferred Stock, the approval of all matters brought before the stockholders of the Corporation shall require the affirmative vote of the holders of a majority in voting power of the Common Stock that are present in person or represented by proxy, with each Common Share being entitled to one vote. Subject to the voting rights of the owners of any outstanding shares of Preferred Stock, directors shall be elected by a plurality vote of the holders of Common Stock having voting rights that are present in person or represented by proxy, voting as a single class. The number of authorized Common Stock and shares of Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding Common Stock.

       5.5.   Written Consent of Stockholders.  No action that is required or permitted to be taken by the stockholders of the Corporation may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be effected by written consent of stockholders and taking of such action by such written consent have expressly been approved in advance by the Board of Directors of the Corporation.

       5.6.   Consideration Received Upon a Business Combination.  In any merger, consolidated or other business combination with any party, the consideration to be received per share by the holders of Common Stock must be identical.

ARTICLE VI

       6.1    Series A Preferred Stock Rights and Preferences.  The number of shares constituting the Series A Preferred Stock of the Corporation shall be 1,000 (the "Series A Preferred Shares").  The Series A Preferred Shares shall not be convertible into Common Stock of the Corporation.  the Series A Preferred Shares shall be entitled to the number of votes, collectively, which shall equal fifty one percent (51%) of the total number of votes that may be cast (including the votes of the issued and outstanding Common Stock as well as the Class A Preferred Shares) at the time of such vote, at each meeting (or by written consent) of shareholders of the Corporation with respect to any and all matters presented to the shareholders of the Corporation for their action or consideration, including the election of directors.  Holders of Series A Preferred Shares shall vote together with the holders of Common Stock as a single class.  The Corporation shall not amend, alter or repeal the Series A Preferred Shares, special rights or other powers of the Series A Preferred Shares so as to affect adversely the Series A Preferred Shares, without the written consent or affirmative vote of the holders of a least a majority of the then outstanding aggregate number of shares of such adversely affected Series A Preferred Shares, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.

ARTICLE VII

     7.1   Management.  The following provisions relate to the management of the business and conduct of the affairs of the Corporation and are inserted for the purpose of creating, defining, limiting, and regulating the powers of the Corporation and its directors and stockholders:

       7.1.1  Board of Directors.  The business and affairs of the Corporation shall be managed by or under the direction of the Board or Directors.

          7.1.2  By-laws.  The Board of Directors shall have the power to make, alter, amend or repeal the By-Laws of the Corporation.

              7.1.3  Corporate Powers and Authority.  All corporate powers and authority of the Corporation (except as at the time otherwise provided by statute, by this Certificate of Incorporation, or by the By-Laws) shall be vested in and exercised by the Board of Directors.

 7.1.4  Meetings of Stockholders and Directors.  The stockholders and directors shall have the power, if the By-Laws so provide, to hold their respective meetings within or without the State of Delaware and may (except as otherwise required by statute) keep the Corporation's books outside the State of Delaware, at such places as from time to time may be designated by the By-Laws or the Board of Directors.

 7.1.5  Election of Directors.  The election of directors need not be by written ballot, unless the By-Laws shall otherwise provide.

ARTICLE VIII

           8.1   Amendments; Repeal.  The Corporation reserves the right to amend or repeal any provisions contained in this Certificate of Incorporation at any time in the manner now or hereafter prescribed in this Certificate of Incorporation at any time in the manner now or hereafter prescribed in this Certificate of Incorporation and by the laws of the State of Delaware, and all rights herein conferred upon stockholders are granted subject to such reservation.

ARTICLE IX

           9.1   Right to Indemnification.  The Corporation shall indemnify and advance expenses to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware  ("GCL"),  as amended from time to time, each person who is or was a director or officer of the Corporation and the heirs, executors and administrators of such a person.  Any expenses (including attorneys' fees) incurred by each person who is or was a director or officer of the Corporation, and the heirs, executors and administrators of such a person in connection with defending any such proceeding in advance of its final disposition shall be paid by the Corporation; provided, however, that if the GCL requires, an advancement of expenses incurred by an indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such indemnitee, to repay all amounts so advanced, if it shall ultimately be determined that such indemnitee is not entitled to be indemnified for such expenses under this Article or otherwise.

           9.2   Prepayment of Expenses.  The Corporation shall pay the expenses (including attorneys' fees) incurred in defending any proceeding in advance of its final disposition; provided however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article or otherwise.

           9.3   Non-Eligibility of Rights.  The rights conferred on any person by this Article IX shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, the By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

           9.4   Other Indemnification.  The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit enterprise.

           9.5   Amendment or Repeal.  Any repeal or modification of the foregoing provisions of this Article IX shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE X

           10.1          Limitation of Liability.  The personal liability of each director of the Corporation to the Corporation for monetary damages for breach of fiduciary duty as director is hereby eliminated to the fullest extend permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the GCL, as the same exists or may hereafter be amended and supplemented.

           10.2   Amendments.   This ARTICLE X may not be amended or modified to increase the liability of the Corporation's director, or repealed, except upon the affirmative vote of the holders of 80% or more in voting power or the outstanding Common Stock.  No such amendment, modification, or repeal shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, modification, or repeal.

ARTICLE XI

           11.1   Creditors, etc.  Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on application in a summary way of the Corporation, or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution on of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or a class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs.  If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholder or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all of the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

ARTICLE XII

          12.1   Sole Incorporator.  The name and the mailing address of the sole incorporator of the Corporation is as follows:

Name	Mailing Address

Keith Houlihan	SANOMEDICS INTERNATIONAL HOLDINGS, INC. 7251 W. Lake Mead Blvd. Suite 300 Las Vegas, NV 89128

      IN WITNESS WHEREOF, the undersigned has signed this Certificate as of this 2nd day of April, 2008.

/s/ Keith Houlihan Keith Houlihan Sole Incorporator